News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G ANNOUNCES SECOND QUARTER EARNINGS
Net Sales Unchanged; Organic Sales +2%; Diluted Net EPS $2.88, +157%; Core EPS $1.08, +4%
Increases Organic Sales Growth Guidance for Fiscal Year
CINCINNATI, January 20, 2017 - The Procter & Gamble Company (NYSE:PG) reported second quarter fiscal year 2017 net sales of $16.9 billion, unchanged versus the prior year. Organic sales increased two percent. Organic sales and organic volume increased in all five business segments. Diluted net earnings per share were $2.88, an increase of 157% versus the prior year, including a gain of $1.95 per share from the Beauty Brands divestiture to Coty. Core earnings per share were $1.08, an increase of four percent versus the prior year. Currency-neutral core EPS increased nine percent versus the prior year.

Operating cash flow was $3.0 billion for the quarter. Adjusted free cash flow productivity was 82%. The Company returned $1.8 billion of cash to shareholders as dividends, repurchased $1.5 billion of common stock and exchanged shares with a value of $9.4 billion in the Beauty Brands transaction.

“We delivered good results in the second quarter in a difficult operating environment,” said Chairman, President and Chief Executive Officer David Taylor. “Stronger top-line performance in the first half of the fiscal year is enabling us to increase our organic sales growth outlook for the full year - another step towards the levels of balanced top-line, bottom-line, and cash flow growth that will consistently put P&G shareholder value creation among the best in our industry.”

October - December Quarter Discussion
Net sales in the second quarter of fiscal year 2017 were $16.9 billion, unchanged versus prior year, including a negative two percent impact from foreign exchange. Organic sales increased two percent driven by a two percent increase in organic shipment volume. Pricing and mix had no net impact on sales for the quarter. All-in volume increased one percent including the impacts of minor brand divestitures and lost sales to Venezuelan subsidiaries.

October - December 2016 Net Sales Drivers*	Volume	Foreign Exchange	Price	Mix	Other**	Net Sales	Organic Volume	Organic Sales
Beauty	(1)%	(2)%	(1)%	2%	1%	(1)%	2%	3%
Grooming	3%	(2)%	1%	(4)%	1%	(1)%	4%	1%
Health Care	4%	(2)%	1%	2%	—%	5%	4%	7%
Fabric & Home Care	1%	(2)%	(1)%	—%	1%	(1)%	2%	1%
Baby, Feminine & Family Care	2%	(2)%	(1)%	(1)%	1%	(1)%	3%	1%
Total P&G	1%	(2)%	—%	—%	1%	—%	2%	2%
* Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
** Other includes the sales mix impact from acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

•
Beauty segment organic sales increased three percent versus year ago behind growth in both Hair Care and Skin & Personal Care. Organic sales increased in Skin & Personal Care due to the continued growth of the super-premium SK-II skin care brand. Organic sales increased in Hair Care due to innovation and marketing support on the Pantene and Head & Shoulders brands.

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Grooming segment organic sales increased one percent due to innovation-driven volume growth in both Shave Care and Appliances. Organic sales increased low single digits globally in Shave Care as higher volume outside the U.S. from innovation and increased marketing support more than offset negative competitive impacts in the U.S. Organic sales were up low single digits in Appliances driven by the continued success of premium innovation across the top markets.

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Health Care segment organic sales increased seven percent behind higher organic volume in both Oral Care and Personal Health Care. Product innovation drove a high single digit increase in organic sales in Oral Care, while Personal Health Care organic sales increased low single digits primarily due to market growth.

•
Fabric and Home Care segment organic sales increased one percent versus year ago driven by higher volume from innovation and marketing investments in Fabric Care along with increased pricing in Home Care. Fabric Care and Home Care organic sales both increased low single digits.

•
Baby, Feminine and Family Care segment organic sales increased one percent driven by organic volume growth in all three businesses. Baby care volume increased behind product innovation, increased marketing support and market growth. Feminine Care and Family Care organic volume growth was driven by product innovation. Organic sales increased low single digits in Feminine Care and mid-single digits in Family Care while decreasing low single digits in Baby Care due to increased promotional investments.

Diluted net earnings per share from continuing operations were $0.93, a decrease of eight percent versus the base period. Diluted net earnings per share were $2.88, an increase of 157% versus the prior year. Current year results included a $1.95 per share gain from discontinued operations from the Beauty Brands divestiture to Coty, which closed on October 1, 2016, non-core restructuring charges of $0.03 per share and a non-core charge for early debt retirement of $0.13 per share. Core earnings per share, which exclude non-core restructuring charges, early debt retirement fees and the results of discontinued operations, were $1.08, an increase of four percent versus the prior year. Currency-neutral core earnings per share increased nine percent for the quarter.

Reported gross margin increased 80 basis points, including a 10 basis point benefit from lower non-core restructuring charges. Core gross margin improved 70 basis points, including 50 basis points of negative foreign exchange impacts. On a currency-neutral basis, core gross margin increased 120 basis points, driven by 210 basis points of productivity cost savings partially offset by headwinds from unfavorable mix and commodity cost increases.
Selling, general and administrative expense (SG&A) as a percent of sales increased 60 basis points on a reported basis versus the prior year, including a 10 basis point net benefit from a year-on-year decline in non-core restructuring charges. Core SG&A as a percentage of sales increased 70 basis points, including 10 basis points of unfavorable foreign exchange impacts. On a currency-neutral basis, core SG&A was up 60 basis points versus the prior year as increased investments in marketing activities were partially offset by productivity savings.

Reported operating profit margin increased 20 basis points. Core operating profit margin was in-line with the prior year, including 60 basis points of foreign exchange impacts. On a currency-neutral basis, core operating profit margin increased 60 basis points driven by productivity cost savings of 230 basis points for the quarter.

Fiscal Year 2017 Guidance
P&G said it is raising its guidance for organic sales growth from approximately two percent to a range of two to three percent for fiscal 2017. The Company now expects the combined headwinds of foreign exchange and minor brand divestitures to reduce sales growth by two to three percentage points. As a result, P&G estimates all-in sales to be in line with the prior fiscal year.

The Company maintained its expectation for core earnings per share growth of mid-single digits versus fiscal 2016 core EPS of $3.67. All-in GAAP earnings per share are expected to increase 48% to 50% versus fiscal year 2016 GAAP EPS of $3.69. The fiscal 2017 GAAP EPS estimate includes approximately $0.12 per share of non-core restructuring costs and $0.13 per share of charges related to early debt retirement that was executed in the second fiscal quarter. Also included in GAAP EPS is the $1.95 gain from the divestiture of 41 Beauty Brands to Coty in a transaction that was completed on October 1, 2016.

Forward-Looking Statements
Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including sole supplier and sole manufacturing plant arrangements) and manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (11) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (12) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, accounting standards and environmental) and to resolve pending matters within current estimates; (13) the ability to manage changes in applicable tax laws and regulations; (14) the ability to successfully manage our portfolio optimization strategy, including achieving and maintaining our intended tax treatment of the related transactions, and our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; (15) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; and (16) the ability to manage the uncertain implications of the United Kingdom’s withdrawal from the European Union. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.
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P&G Media Contacts:
Damon Jones, 513.983.0190
Jennifer Corso, 513.983.2570
P&G Investor Relations Contact:
John Chevalier, 513.983.9974

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information
	Three Months Ended December 31			Six Months Ended December 31
	2016	2015	% Chg	2016	2015	% Chg
NET SALES	$16,856	$16,915	—%	$33,374	$33,442	—%
COST OF PRODUCTS SOLD	8,298	8,460	(2)%	16,400	16,612	(1)%
GROSS PROFIT	8,558	8,455	1%	16,974	16,830	1%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,683	4,602	2%	9,328	9,209	1%
OPERATING INCOME	3,875	3,853	1%	7,646	7,621	—%
INTEREST EXPENSE	122	143	(15)%	253	283	(11)%
INTEREST INCOME	42	58	(28)%	77	102	(25)%
OTHER NON-OPERATING INCOME/(LOSS), NET	(539)	35	N/A	(476)	17	N/A
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,256	3,803	(14)%	6,994	7,457	(6)%
INCOME TAXES ON CONTINUING OPERATIONS	695	898	(23)%	1,558	1,775	(12)%
NET EARNINGS FROM CONTINUING OPERATIONS	2,561	2,905	(12)%	5,436	5,682	(4)%
NET EARNINGS FROM DISCONTINUED OPERATIONS	5,335	323	1,552%	5,217	181	2,782%
NET EARNINGS	7,896	3,228	145%	10,653	5,863	82%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	21	22	(5)%	64	56	14%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$7,875	$3,206	146%	$10,589	$5,807	82%

EFFECTIVE TAX RATE	21.3%	23.6%		22.3%	23.8%

BASIC NET EARNINGS PER COMMON SHARE:*
EARNINGS FROM CONTINUING OPERATIONS	$0.96	$1.04	(8)%	$1.99	$2.02	(1)%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$2.05	$0.12	1,608%	$1.98	$0.07	2,729%
BASIC NET EARNINGS PER COMMON SHARE	$3.01	$1.16	159%	$3.97	$2.09	90%
DILUTED NET EARNINGS PER COMMON SHARE:*
EARNINGS FROM CONTINUING OPERATIONS	$0.93	$1.01	(8)%	$1.93	$1.97	(2)%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$1.95	$0.11	1,673%	$1.88	$0.06	3,033%
DILUTED NET EARNINGS PER COMMON SHARE	$2.88	$1.12	157%	$3.81	$2.03	88%
DIVIDENDS PER COMMON SHARE	$0.6695	$0.6629		$1.3390	$1.3258
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,737.6	2,864.6		2,780.2	2,865.8

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	50.8%	50.0%	80	50.9%	50.3%	60
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	27.8%	27.2%	60	27.9%	27.5%	40
OPERATING MARGIN	23.0%	22.8%	20	22.9%	22.8%	10
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	19.3%	22.5%	(320)	21.0%	22.3%	(130)
NET EARNINGS FROM CONTINUING OPERATIONS	15.2%	17.2%	(200)	16.3%	17.0%	(70)
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	46.7%	19.0%	2,770	31.7%	17.4%	1,430
* Basic net earnings per common share and Diluted net earnings per common share are calculated on Net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Three Months Ended December 31, 2016
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$2,942	(1)%	$714	(8)%	$540	(8)%
Grooming	1,789	(1)%	614	6%	469	6%
Health Care	2,072	5%	608	8%	422	7%
Fabric & Home Care	5,270	(1)%	1,125	(4)%	725	(6)%
Baby, Feminine & Family Care	4,645	(1)%	1,038	—%	680	—%
Corporate	138	24%	(843)	N/A	(275)	N/A
Total Company	$16,856	—%	$3,256	(14)%	$2,561	(12)%

	Three Months Ended December 31, 2016
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other**	Net Sales Growth
Beauty	(1)%	2%	(2)%	(1)%	2%	1%	(1)%
Grooming	3%	4%	(2)%	1%	(4)%	1%	(1)%
Health Care	4%	4%	(2)%	1%	2%	—%	5%
Fabric & Home Care	1%	2%	(2)%	(1)%	—%	1%	(1)%
Baby, Feminine & Family Care	2%	3%	(2)%	(1)%	(1)%	1%	(1)%
Total Company	1%	2%	(2)%	—%	—%	1%	—%

	Six Months Ended December 31, 2016
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$5,938	(1)%	$1,497	(6)%	$1,132	(6)%
Grooming	3,447	(1)%	1,143	6%	884	6%
Health Care	3,933	4%	1,104	9%	742	4%
Fabric & Home Care	10,572	—%	2,254	(2)%	1,453	(4)%
Baby, Feminine & Family Care	9,240	(1)%	2,083	(3)%	1,377	(4)%
Corporate	244	12%	(1,087)	N/A	(152)	N/A
Total Company	$33,374	—%	$6,994	(6)%	$5,436	(4)%

	Six Months Ended December 31, 2016
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other**	Net Sales Growth
Beauty	(2)%	2%	(2)%	—%	2%	1%	(1)%
Grooming	2%	3%	(2)%	1%	(2)%	—%	(1)%
Health Care	4%	5%	(2)%	1%	1%	—%	4%
Fabric & Home Care	1%	3%	(2)%	(1)%	1%	1%	—%
Baby, Feminine & Family Care	3%	3%	(2)%	(1)%	—%	(1)%	(1)%
Total Company	1%	2%	(2)%	—%	—%	1%	—%
* Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
** Other includes the sales mix impact from acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statements of Cash Flows
	Six Months Ended December 31
	2016		2015
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$7,102		$6,836
OPERATING ACTIVITIES
NET EARNINGS	10,653		5,863
DEPRECIATION AND AMORTIZATION	1,435		1,454
LOSS ON EARLY EXTINGUISHMENT OF DEBT	543		—
SHARE-BASED COMPENSATION EXPENSE	104		140
DEFERRED INCOME TAXES	(448)		140
GAIN ON SALE OF BUSINESSES	(5,343)		(37)
GOODWILL AND INTANGIBLE ASSET IMPAIRMENT CHARGES	—		402
CHANGES IN:
ACCOUNTS RECEIVABLE	(595)		(488)
INVENTORIES	(247)		(386)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	(296)		322
OTHER OPERATING ASSETS & LIABILITIES	152		374
OTHER	67		234
TOTAL OPERATING ACTIVITIES	6,025		8,018
INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(1,429)		(1,223)
PROCEEDS FROM ASSET SALES	280		80
ACQUISITIONS, NET OF CASH ACQUIRED	(16)		(186)
PURCHASES OF SHORT-TERM INVESTMENTS	(1,739)		(762)
PROCEEDS FROM SALES OF SHORT-TERM INVESTMENTS	354		683
PRE-DIVESTITURE ADDITION OF RESTRICTED CASH RELATED TO THE BEAUTY BRANDS DIVESTITURE	(874)		—
CASH TRANSFERRED AT CLOSING TO THE DISCONTINUED BEAUTY BUSINESS	(475)		—
RELEASE OF RESTRICTED CASH UPON CLOSING OF THE BEAUTY BRANDS DIVESTITURE	1,870		—
CHANGE IN OTHER INVESTMENTS	8		(31)
TOTAL INVESTING ACTIVITIES	(2,021)		(1,439)
FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(3,637)		(3,733)
CHANGE IN SHORT-TERM DEBT	2,715		2,020
ADDITIONS TO LONG-TERM DEBT	2,641		1,721
REDUCTIONS OF LONG-TERM DEBT	(5,029)	(1)	(2,239)
TREASURY STOCK PURCHASES	(2,503)		(2,503)
IMPACT OF STOCK OPTIONS AND OTHER	1,074		1,007
TOTAL FINANCING ACTIVITIES	(4,739)		(3,727)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(316)		(285)
CHANGE IN CASH AND CASH EQUIVALENTS	(1,051)		2,567
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,051		$9,403

(1)	Includes $543 of costs related to early extinguishment of debt.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheets
	December 31, 2016	June 30, 2016
CASH AND CASH EQUIVALENTS	$6,051	$7,102
AVAILABLE-FOR-SALE INVESTMENTS SECURITIES	7,403	6,246
ACCOUNTS RECEIVABLE	4,729	4,373
INVENTORIES	4,787	4,716
DEFERRED INCOME TAXES	—	1,507
PREPAID EXPENSES AND OTHER CURRENT ASSETS	2,602	2,653
CURRENT ASSETS HELD FOR SALE	—	7,185
TOTAL CURRENT ASSETS	25,572	33,782
PROPERTY, PLANT AND EQUIPMENT, NET	18,778	19,385
GOODWILL	43,458	44,350
TRADEMARKS AND OTHER INTANGIBLE ASSETS, NET	24,185	24,527
OTHER NONCURRENT ASSETS	5,040	5,092
TOTAL ASSETS	$117,033	$127,136

ACCOUNTS PAYABLE	$8,300	$9,325
ACCRUED AND OTHER LIABILITIES	7,584	7,449
CURRENT LIABILITIES HELD FOR SALE	—	2,343
DEBT DUE WITHIN ONE YEAR	13,007	11,653
TOTAL CURRENT LIABILITIES	28,891	30,770
LONG-TERM DEBT	16,460	18,945
DEFERRED INCOME TAXES	8,692	9,113
OTHER NONCURRENT LIABILITIES	9,246	10,325
TOTAL LIABILITIES	63,289	69,153
TOTAL SHAREHOLDERS' EQUITY	53,744	57,983
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$117,033	$127,136

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's January 20, 2017 earnings release and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.
The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
Incremental restructuring: The Company has had and continues to have an ongoing level of restructuring activities. Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax. Beginning in 2012 Procter & Gamble began a $10 billion strategic productivity and cost savings initiative that includes incremental restructuring activities. This results in incremental restructuring charges to accelerate productivity efforts and cost savings. The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.
Early debt extinguishment charges: During the three months ended December 31, 2016, the Company recorded a charge of $345 million after tax due to the early extinguishment of certain long-term debt.  This charge represents the difference between the reacquisition price and the par value of the debt extinguished.  Management does not view this charge as indicative of the Company’s operating performance or underlying business results.

We do not view the above items to be part of our sustainable results and their exclusion from Core earnings measures provides a more comparable measure of year-on-year results. Both of these items are also excluded when evaluating senior management in determining their at-risk compensation.
Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis.
Core operating profit margin: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Core EPS and currency-neutral Core EPS: Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated. Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. Management views these non-GAAP measures as a useful supplemental measure of Company performance over time.
Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending and excluding tax payments related to the Beauty Brands divestiture, which are non-recurring and not considered indicative of underlying cash flow performance. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.
Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the loss on early debt extinguishment and gain on the sale of the Beauty Brands, which are non-recurring and not considered indicative of underlying earnings performance. Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. The Company's long-term target is to generate annual adjusted free cash flow productivity at or above 90 percent.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Three Months Ended December 31, 2016
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	EARLY DEBT EXTINGUISHMENT	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	8,298	—	(128)	—	—	8,170
GROSS PROFIT	8,558	—	128	—	—	8,686
GROSS MARGIN	50.8%	—%	0.8%	—%	(0.1)%	51.5%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE	4,683	—	36	—	1	4,720
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	27.8%	—%	0.2%	—%	—%	28.0%
OPERATING INCOME	3,875	—	92	—	(1)	3,966
OPERATING PROFIT MARGIN	23.0%	—%	0.5%	—%	—%	23.5%
INCOME TAX ON CONTINUING OPERATIONS	695	—	21	198	(1)	913
NET EARNINGS ATTRIBUTABLE TO P&G	7,875	(5,335)	71	345	—	2,956
EFFECTIVE TAX RATE	21.3%	—%	—%	2.2%	—%	23.5%
						Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE*	2.88	(1.95)	0.03	0.13	(0.01)	1.08
		CURRENCY IMPACT TO CORE EARNINGS				0.05
		CURRENCY-NEUTRAL CORE EPS				1.13
* Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE VERSUS YEAR AGO
CORE GROSS MARGIN	70	BPS
CORE SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	70	BPS
CORE OPERATING PROFIT MARGIN	—	BPS
CORE EFFECTIVE TAX RATE	(10)	BPS
CORE EPS	4%
CURRENCY-NEUTRAL CORE EPS	9%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Three Months Ended December 31, 2015
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	8,460	—	(143)	—	8,317
GROSS PROFIT	8,455	—	143	—	8,598
GROSS MARGIN	50.0%	—%	0.8%	—%	50.8%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE	4,602	—	14	—	4,616
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	27.2%	—%	0.1%	—%	27.3%
OPERATING INCOME	3,853	—	129	—	3,982
OPERATING PROFIT MARGIN	22.8%	—%	0.8%	(0.1)%	23.5%
INCOME TAX ON CONTINUING OPERATIONS	898	—	30	(1)	927
NET EARNINGS ATTRIBUTABLE TO P&G	3,206	(323)	99	1	2,983
EFFECTIVE TAX RATE	23.6%	—%	—%	—%	23.6%
					Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE*	1.12	(0.11)	0.03	—	1.04
* Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Six Months Ended December 31, 2016
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	EARLY DEBT EXTINGUISHMENT	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	16,400	—	(239)	—	—	16,161
GROSS PROFIT	16,974	—	239	—	—	17,213
GROSS MARGIN	50.9%	—%	0.7%	—%	—%	51.6%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE	9,328	—	59	—	—	9,387
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	27.9%	—%	0.2%	—%	—%	28.1%
OPERATING INCOME	7,646	—	180	—	—	7,826
OPERATING PROFIT MARGIN	22.9%	—%	0.5%	—%	—%	23.4%
INCOME TAX ON CONTINUING OPERATIONS	1,558	—	36	198	—	1,792
NET EARNINGS ATTRIBUTABLE TO P&G	10,589	(5,217)	144	345	—	5,861
EFFECTIVE TAX RATE	22.3%	—%	(0.1)%	1.0%	0.1%	23.2%
						Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE*	3.81	(1.88)	0.05	0.12	0.01	2.11
		CURRENCY IMPACT TO CORE EARNINGS				0.12
		CURRENCY-NEUTRAL CORE EPS				2.23
* Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE VERSUS YEAR AGO
CORE GROSS MARGIN	60	BPS
CORE SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	50	BPS
CORE OPERATING PROFIT MARGIN	—	BPS
CORE EFFECTIVE TAX RATE	(60)	BPS
CORE EPS	4%
CURRENCY-NEUTRAL CORE EPS	10%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Six Months Ended December 31, 2015
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	16,612	—	(215)	—	16,397
GROSS PROFIT	16,830	—	215	—	17,045
GROSS MARGIN	50.3%	—%	0.6%	0.1%	51.0%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE	9,209	—	14	—	9,223
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES		—%	—%	0.1%	27.6%
OPERATING INCOME	7,621	—	201	—	7,822
OPERATING PROFIT MARGIN	22.8%	—%	0.6%	—%	23.4%
INCOME TAX ON CONTINUING OPERATIONS	1,775	—	44	—	1,819
NET EARNINGS ATTRIBUTABLE TO P&G	5,807	(181)	157	—	5,783
EFFECTIVE TAX RATE	23.8%	—%	(0.1)%	0.1%	23.8%
					Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE*	2.03	(0.06)	0.05	—	2.02
* Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

Organic sales growth:

October - December 2016	Net Sales Growth	Foreign Exchange Impact	Acquisition/Divestiture Impact*	Organic Sales Growth
Beauty	(1)%	2%	2%	3%
Grooming	(1)%	2%	—%	1%
Health Care	5%	2%	—%	7%
Fabric & Home Care	(1)%	2%	—%	1%
Baby, Feminine & Family Care	(1)%	2%	—%	1%
Total P&G	—%	2%	—%	2%

Total P&G	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact*	Organic Sales Growth
FY 2017 (Estimate)	Flat	Approximately 2% to 3%	2% to 3%
* Acquisition/Divestiture Impact includes the mix impacts of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.
Core EPS:

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth
FY 2017 (Estimate)	Up 48% to 50%	Approximately (44%)	Up mid-single digits
* Includes change in discontinued operations (includes gain on sale of Beauty Brands).
Adjusted free cash flow (dollar amounts in millions):

Three Months Ended December 31, 2016
Operating Cash Flow	Capital Spending	Free Cash Flow	Cash Tax Payment - Beauty Sale	Adjusted Free Cash Flow
$3,000	$(745)	$2,255	$129	$2,384
Adjusted free cash flow productivity (dollar amounts in millions):

Three Months Ended December 31, 2016
Adjusted Free Cash Flow	Net Earnings	Loss on Early Debt Extinguishment	Gain on Sale of Beauty Brands	Adjusted Net Earnings	Adjusted Free Cash Flow Productivity
$2,384	$7,896	$345	$(5,335)	$2,906	82%